Exhibit 99.1

Report of independent certified public accountants	Audit • Tax •Advisory Grant Thornton LLP 4000 Smith Road, Suite 500 Cincinnati, OH 45209-1967 T 513.762.5000 F 513.241.6125 www.GrantThornton.com

To the Board of Directors of

Griffin Industries, Inc.

We have audited the accompanying consolidated balance sheets of Griffin Industries, Inc. and Subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Griffin Industries, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

Cincinnati, Ohio

November 17, 2010

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd.

Griffin Industries, Inc. and subsidiaries

Consolidated balance sheets

As of December 31, 2009 and 2008

	2009	2008

Assets

Current assets
Cash and cash equivalents	$73,499,403	$69,317,324
Accounts receivable, net	29,565,897	28,239,131
Inventories	9,022,172	9,478,647
Prepaid expenses and other	3,357,992	2,224,672

Total current assets	115,445,464	109,259,774

Property, plant and equipment, net
Land	5,911,034	3,798,805
Buildings	57,514,873	53,562,812
Machinery and equipment	171,482,805	158,590,269
Trucks and autos	13,274,689	13,767,022
Aircraft and other equipment	14,234,213	2,884,484
Office fixtures and equipment	7,001,690	6,952,284
Construction in progress	10,376,680	7,286,295
Spare parts	13,878,866	12,392,726

	293,674,850	259,234,697
Less: accumulated depreciation	(164,168,252)	(152,257,031)

	129,506,598	106,977,666

Asset held for sale	600,000	1,601,373
Other assets	345,399	377,272

	$245,897,461	$218,216,085

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$14,021,981	$12,875,703
Accrued expenses	23,782,553	17,133,068

Total current liabilities	37,804,534	30,008,771

Stockholders’ equity
Common stock, no par value; voting, 201,200 shares authorized, 116,388 shares issued and outstanding in 2009 and 2008; non-voting, 2,000,000 shares authorized, 1,067,865 and 1,063,395 shares issued and outstanding in 2009 and 2008 respectively	—	—
Additional paid in capital	8,439,622	6,584,860
Retained earnings	199,653,305	181,622,454

Total stockholders’ equity	208,092,927	188,207,314

	$245,897,461	$218,216,085

The accompanying notes are an integral part of these statements.

99.1-1

Griffin Industries, Inc. and subsidiaries

Consolidated statements of operations

For the years ended December 31, 2009, 2008 and 2007

	2009	2008	2007

Net sales	$525,301,878	$681,479,244	$498,053,408

Costs and expenses:
Cost of sales and operating expenses	366,064,630	455,100,110	337,125,221
Selling, general and administrative expenses	65,435,879	51,841,328	51,718,966
Depreciation and amortization	22,088,128	15,527,860	12,399,921

Total costs and expenses	453,588,637	522,469,298	401,244,108

Operating Income	71,713,241	159,009,946	96,809,300

Other income/(expense):
Interest income	248,697	1,270,210	1,523,643
Other, net	685,154	1,969,664	(703,196)

Total other income/(expense)	933,851	3,239,874	820,447

Net income from continuing operations	72,647,092	162,249,820	97,629,747
Loss on discontinued operations	(1,908,810)	(1,756,654)	(1,269,470)

Net income	$70,738,282	$160,493,166	$96,360,277

The accompanying notes are an integral part of these statements.

99.1-2

Griffin Industries, Inc. and subsidiaries

Consolidated statements of stockholders’ equity

For the years ended December 31, 2009, 2008 and 2007

	Number of shares		Additional paid-in capital	Retained earnings	Total
	Non-voting	Voting

Balance, December 31, 2006	1,049,253	116,388	$4,080,680	$100,737,917	$104,818,597
Net income	—	—	—	96,360,277	96,360,277
Issuance of common stock	14,142	—	—	—	—
Stock compensation expense	—	—	1,440,320	—	1,440,320
Dividends to stockholders	—	—	—	(85,445,992)	(85,445,992)

Balance, December 31, 2007	1,063,395	116,388	5,521,000	111,652,202	117,173,202
Net income	—	—	—	160,493,166	160,493,166
Stock compensation expense	—	—	1,063,860	—	1,063,860
Dividends to stockholders	—	—	—	(90,522,914)	(90,522,914)

Balance, December 31, 2008	1,063,395	116,388	6,584,860	181,622,454	188,207,314
Net income	—	—	—	70,738,282	70,738,282
Issuance of common stock	4,470	—	—	—	—
Stock compensation expense	—	—	1,854,762	—	1,854,762
Dividends to stockholders	—	—	—	(52,707,431)	(52,707,431)

Balance, December 31, 2009	1,067,865	116,388	$8,439,622	$199,653,305	$208,092,927

The accompanying notes are an integral part of these statements.

99.1-3

Griffin Industries, Inc. and subsidiaries

Consolidated statements of cash flows

For the years ended December 31, 2009, 2008 and 2007

	2009	2008	2007

Cash flows from operating activities:
Net income	$70,738,282	$160,493,166	$96,360,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,088,128	15,783,104	12,788,783
Stock compensation expense	1,854,762	1,063,860	1,440,320
Loss (gain) on disposal of property plant and equipment and other assets	114,912	70,513	(228,261)
Loss on impairment of assets held for sale	1,001,373	—	—
Net increase (decrease) in:
Accounts receivable trade	(1,326,766)	(2,075,342)	2,712,680
Inventories, net and prepaid expenses	(676,845)	2,735,328	(5,297,977)
Accounts payable and accrued expenses	7,795,763	778,377	8,388,840
Other assets	(896)	(82,172)	50,880

Net cash provided by operating activities	101,588,713	178,766,834	116,215,542

Cash flows from investing activities:
Sale (purchase) of investments	—	10,725,000	(10,725,000)
Additions to property, plant and equipment and construction in progress, net	(44,781,030)	(40,436,698)	(18,589,071)
Proceeds from property, plant, and equipment sales	81,827	174,946	90,102

Net cash used in investing activities	(44,699,203)	(29,536,752)	(29,223,969)

Cash flows from financing activities:
Dividends paid	(52,707,431)	(129,522,914)	(46,445,992)

Net cash used in financing activities	(52,707,431)	(129,522,914)	(46,445,992)

Net increase in cash and cash equivalents	4,182,079	19,707,168	40,545,581
Cash and cash equivalents, at the beginning of the year	69,317,324	49,610,156	9,064,575

Cash and cash equivalents, at the end of the year	$73,499,403	$69,317,324	$49,610,156

The accompanying notes are an integral part of these statements.

99.1-4

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements

December 31, 2009, 2008 and 2007

Note A—The company

The accompanying consolidated financial statements include the accounts of Griffin Industries, Inc. (“Griffin”, or “the Company”), its wholly owned subsidiaries, Craig Protein, Inc. (Craig) and Agro Griffin Industries De Mexico (Agro) and Rosellen Marine (Rosellen) which is 70% owned by Griffin and 30% owned by Craig (collectively, the Company). Craig includes the accounts of one wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company sells rendering and other animal and bakery waste products which are primarily commodity products whose sales prices fluctuate in the domestic and foreign markets. Accordingly, fluctuation in net sales dollars between years is a function of both changes in volume of product sold and in the overall effect of market price changes. Rendering made up 59.4%, 53.1%, and 54.1% of revenues in 2009, 2008 and 2007 respectively. Bakery feed made up 26.4%, 29.0% and 27.0% of revenues in 2009, 2008 and 2007 respectively. Other product sale revenues accounted for 14.2%, 17.9% and 18.9% of revenues in 2009, 2008 and 2007 respectively. Foreign sales were approximately $91 million, $141 million, and $86 million in 2009, 2008, and 2007 respectively. Rosellen owns and operates a maritime vessel to carry cargo on a contract basis as well as to transport the Company’s products to international markets. The vessel did not operate in 2009 and is classified as held for sale in the accompanying balance sheets (see note “N”).

Note B—Summary of significant accounting policies

1. Cash and cash equivalents

Cash and cash equivalents consist of cash in banks and other highly liquid short-term investments with an original maturity of three months or less, including cash held in certain foreign banks. The Company maintains cash and cash equivalents which, at times, may exceed federally insured limits. Cash held in foreign accounts totaled $274,396 and $999,999 as of December 31, 2009 and 2008 respectively.

2. Inventories

Inventories are stated at the lower of cost or market. Cost has been determined using the average cost method for most rendered and bakery products and the last-in, first-out (LIFO) method for animal hides. The difference between the first-in, first-out (FIFO) method of inventory valuation and the LIFO method of inventory valuation for animal hides was $(44,000) and $(25,000) at December 31, 2009, and 2008 respectively. Cost of goods sold under the FIFO method of inventory valuation would have been $366,020,630, $455,075,110 and $337,741,649 for fiscal years 2009, 2008 and 2007, respectively. The Company includes in its inventory absorption certain indirect production costs.

99.1-5

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note B—Summary of significant accounting policies (continued)

3. Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Maintenance and repair costs are expensed as incurred. Depreciation is provided principally by accelerated methods over the estimated useful lives of the assets. The Company uses straight line depreciation with the mid-month convention for real property with useful lives of 18—39 years. The Company uses accelerated depreciation for the following asset classes and their related useful lives: machinery and equipment, trucks and autos, office fixtures and equipment, and aircraft—3 to 7 years, buildings and site improvements—15 to 39 years, computer software—3 years. The actual life and utility of the asset may vary from this estimated life. Useful lives of the assets may be modified from time to time when the future utility or life of the asset is deemed to change from that originally estimated when the asset was placed in service. Depreciation expense was $22,055,357, $15,756,204, and $12,761,883 for the years ending December 31, 2009, 2008 and 2007 respectively.

The Company has idle assets with carrying values of $333,871 and $361,123 as of December 31, 2009 and 2008, respectively.

4. Revenue recognition

Substantially all of the Company’s revenues are from product sales. Revenue is recognized when title transfers, the risks and rewards of ownership have been transferred to the customer, the sales price is fixed and determinable, and collection of the related receivable is probable, which is generally at the time of shipment. All fees billed to the customer for shipping and handling are classified as a component of net revenues. All costs associated with shipping and handling are classified as a component of cost of sales. Provisions for credits and other adjustments are provided for in the same period the related sales are recorded based on experience and other relevant factors.

5. Concentration of credit risk

Trade receivables subject the Company to the potential for credit risk with major customers. The Company establishes its allowance for doubtful accounts based on management’s estimates of the collectability of its accounts receivable after analyzing historical bad debts, customer concentrations, customer credit worthiness, and current economic trends. Uncollectible trade receivables are charged against the allowance for doubtful accounts when all reasonable efforts to collect the amounts due have been exhausted. The allowance for doubtful accounts was $376,435 and $269,176 as of December 31, 2009 and 2008 respectively.

Sales to one customer accounted for 12%, 14%, and 13% of the Company’s sales in 2009, 2008 and 2007 respectively. Accounts receivable from this customer were 6% and 9% of total accounts receivable at December 31, 2009 and 2008.

99.1-6

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note B—Summary of significant accounting policies (continued)

6. Research and development

Research and development (“R&D”) costs include expenditures for planned search and investigation aimed at discovery of new knowledge to be used to develop new products or processes or to significantly enhance existing products or production processes. R&D costs also include the implementation of the new knowledge through design and testing of product alternatives. Griffin expenses all research and development costs as incurred. R&D costs were $65,288, $114,591, and $30,586 in 2009, 2008, and 2007, respectively.

7. Advertising expense

The Company expenses the costs of advertising as incurred. The Company recorded $382,475, $313,799, and $266,228 of advertising expense in 2009, 2008 and 2007, respectively.

8. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9. Non-income government-assessed taxes

The Company classifies all non-income, government-assessed taxes (sales, use, and value-added) collected from customers and remitted by us to appropriate revenue authorities, on a net basis (excluded from net sales) in the accompanying consolidated statements of operations.

10. Insurance reserves

The Company’s workers compensation, auto and general liability policies contain deductibles or self insured retentions. The Company estimates and accrues its expected ultimate claim costs related to accidents occurring during each fiscal year and carries this accrual as a reserve until these claims are paid by the Company.

11. Comprehensive income

The Company does not have any comprehensive income items, other than net income.

12. Fair value of financial instruments

The Company customarily has financial instruments consisting primarily of cash and cash equivalents and short-term investment, revolving lines of credit, and long-term debt. The fair

99.1-7

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note B—Summary of significant accounting policies (continued)

12. Fair value of financial instruments (continued)

value of these financial instruments approximates carrying value because of their short-term maturity and/or variable, market-driven interest rates. The Company has no financial instruments with off-balance sheet risk.

13. Reclassifications

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications had no effect on previously reported net income.

Note C—Inventories

Inventories are comprised of the following:

As of December 31,	2009	2008

Raw materials	$786,803	$545,079
Work in progress	1,727,826	1,127,199
Finished goods	6,463,912	7,781,310
LIFO reserve	43,631	25,059

	$9,022,172	$9,478,647

Note D—Long-lived and intangible assets

The Company assesses the carrying value of long-lived and intangible assets and the remaining useful lives whenever events or changes in circumstances indicate the carrying value may not be recoverable or the estimated useful life may no longer be appropriate. Factors considered important that could trigger this review include significant decreases in operating results, significant changes in the use of the assets, competitive factors, the business strategy and significant negative industry or economic trends. Such events may include strategic decisions made in response to the economic conditions relative to product lines, operations and the impact of the economic environment on our customer base. The Company cannot predict the occurrence of future impairment-triggering events nor the impact such events might have on the reported asset values.

When the Company determines that the carrying value of long-lived and intangible assets may not be recoverable based on an assessment of future undiscounted cash flows from the use of those assets, an impairment charge to record the assets at fair value may be recorded. Impairment is measured based on fair values utilizing estimated discounted cash flows, published third-party sources, third-party offers and/or information furnished by third-party brokers/dealers.

99.1-8

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note D—Long-lived and intangible assets (continued)

The Company’s intangible assets consist of: collection routes which are made up of groups of suppliers of raw materials in similar geographic areas from which the Company derives collection fees and a dependable source of raw materials for processing into finished products; non-compete agreements that represent contractual arrangements with former competitors whose businesses were acquired; permits that represent licensing of operating plants that have been acquired, giving those plants the ability to operate and customer lists. Amortization expense is calculated using the straight-line method over the estimated useful lives of the assets ranging from 15 years for routes and non-compete agreements, and 10 – 15 years for permits and customer lists.

The gross carrying amount of intangible assets subject to amortization include:

Intangible assets:	2009	2008

Permits	$417,615	$153,415
Non-compete agreements	91,000	91,000
Routes	61,500	61,500
Customer lists	60,000	60,000

	$630,115	$365,915

Accumulated amortization:	2009	2008

Permits	$111,115	$92,377
Non-compete agreements	61,650	55,717
Routes	36,241	32,141
Customer lists	26,000	22,000

	$235,006	$202,235

The amortization expense for these intangible assets for the 2009, 2008 and 2007 was $32,771, $26,900, and $26,900 respectively. The estimated aggregate amortization expense for these intangible assets for each of the next five succeeding fiscal years is as follows: 2010—$44,513, 2011—$44,513, 2012—$43,713, 2013—$33,980, 2014—$26,063.

99.1-9

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note E—Future minimum lease payments

The Company leases railcars for use in transportation of raw materials and finished goods though operating lease arrangements. Rental expense was $2,798,826, $2,761,162, and $2,316,386 for 2009, 2008 and 2007 respectively. Future non-cancelable minimum lease payments are as follows:

Amount

2010	$2,741,791
2011	2,035,456
2012	1,591,663
2013	982,176
2014	414,960
Thereafter	368,550

Total	$8,134,596

Note F—Income taxes—S corporation status

As of January 1, 1982, Griffin elected for federal and state income tax purposes to include its taxable income with that of its stockholders (an S Corporation election). Effective April 30, 2002, Craig elected for federal and state income tax purposes to be treated as a qualified subchapter S subsidiary of Griffin. Accordingly, net income for the years ended December 31, 2009, 2008, and 2007, does not include provisions for income taxes which would otherwise be included in the determination of net income. Rosellen is a Controlled Foreign Corporation.

Effective January 1, 2009, the Company adopted a method of review for the recognition, measurement, presentation and disclosure of uncertain tax positions, assuming full knowledge of all relevant facts by the applicable authorities. No cumulative effect adjustment to retained earnings resulted from this adoption and there was no material change in the amount of unrecognized tax benefits.

Note G—Accrued expenses

Accrued expenses consist of the following:

As of December 31,	2009	2008

Compensation and benefits	$6,033,213	$6,133,939
Reserve for workers’ compensation, self insurance and litigation	9,447,892	7,403,166
Accrued charitable donation	4,526,144	—
Other accrued expense	3,775,304	3,595,963

	$23,782,553	$17,133,068

99.1-10

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note H—Lines of credit

The Company has established a line of credit facility agreement whereby Griffin, subject to certain restrictions, can borrow up to $40,000,000 under various interest rate arrangements through March 31, 2011. The Company has $6,516,000 and $4,428,000 in outstanding letters of credit against this line at December 31, 2009 and 2008, respectively. The available borrowings total $33,484,000 and $35,572,000 at December 31, 2009 and 2008, respectively.

Note I—Employee benefit plans

The Company has a qualified profit-sharing plan that covers substantially all salaried and office employees who qualify as to age and length of service. The Company has another qualified profit sharing plan covering substantially all hourly employees other than office employees. Contributions to both plans, which are made at the discretion of the Board of Directors, aggregated approximately $1,965,000, $2,237,000, and $2,058,000 in 2009, 2008, and 2007, respectively. Effective January 1, 2008 Griffin added a 401(k) option to both qualified profit sharing plans. Company matching contributions under the 401(k) provisions of the plan were approximately $469,000 and $421,000 for 2009 and 2008, respectively.

Note J—Stock based compensation plans

In 2002, Griffin established a discretionary stock bonus plan covering certain stockholder-employees meeting stipulated requirements.

The Company recognizes compensation expense for all share-based payments made to employees, in the year of the award based upon the stipulated fair value of the shares on the date of the grant. Fair value of share-based payments is determined by management using the Company’s historical and projected financial results, as well as market data. All shares awarded under this plan are fully vested upon issuance. The amount of stock-based compensation expense recorded was $1,854,762, $1,063,860, and $1,440,320 for the years ended December 31, 2009, 2008 and 2007 respectively. In certain years, shares under the plan are issued in the year following the year of the award.

	Shares awarded	Stock compensation expense

2007	9,002	$1,440,320
2008	4,470	$1,063,860
2009	7,189	$1,854,762

99.1-11

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note K—Recent accounting pronouncements

In May 2009, the FASB issued ASC Topic 855, Subsequent Events (“ASC 855”) effective for interim or annual periods ending after June 15, 2009. The objective of ASC 855 is to establish general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. The adoption of ASC 855 did not have a material effect to the consolidated financial statements of the Company.

In June 2009, the FASB issued ASU 2009-01, Topic 105, Generally Accepted Accounting Policies, (“ASC 105”). ASC 105 established the ASC as the source of authoritative U.S. generally accepted accounting principles (“U.S. GAAP”) recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity of U.S. GAAP. ASC does not change current U.S. GAAP, but is intended to simplify user access to all authoritative literature related to a particular topic in one place. ASC is effective for interim and annual periods ending after September 15, 2009. The adoption of ASC 105 did not have an impact on the consolidated financial statements of the Company.

Note L—Related party transactions

The Company leases certain property, plant and equipment (primarily trucks, trailers, and raw material collection equipment) from the Company’s stockholders under short-term operating leases. Upon expiration, the lease term may be renewed by the Company. Total aggregate annual rentals on these leases were approximately $11,164,000, $9,636,000, and $8,317,000 in 2009, 2008, and 2007 respectively. The future minimum rental payment required under these operating leases is approximately $9,776,000 for 2010.

The Company had related party transactions with AFC, Inc. (“AFC”), which is owned by certain stockholders of the Company. AFC charges the Company for the energy generated on sawdust burners owned by AFC and located at certain plants operated by the Company. On September 18, 2009, AFC sold the sawdust burners to the Company for $320,000. Griffin paid $1,733,914, $2,144,075, and $1,955,252 to AFC for the use of the sawdust burners for fiscal years 2009, 2008 and 2007 respectively.

The Company paid rent expense to Martom Properties, (“Martom”), which is owned by certain stockholders of the Company, for the rental of real estate which is owned by Martom. The Company made annual rent payments of $298,170 to Martom in 2009, 2008 and 2007.

The Company is reimbursed for repair and maintenance expenses on various machines from the USAC Trading Company (“USAC”) which is owned by the two of the Company’s stockholders. USAC has previously sold machines to third parties for which the Company occasionally provided spare parts or repair services. USAC then reimburses the Company for these costs incurred. As of December 31, 2009 and 2008, the Company had $49,463 of accounts receivable outstanding from USAC.

99.1-12

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note L—Related party transactions (continued)

In 2004 the by-laws of the Company were amended to allow for the split of its common stock into voting and non-voting shares, to restrict the transfer of its stock and to obligate the Company to repurchase stock in certain situations.

Note M—Fair values

The fair value framework includes a hierarchy which focuses on prioritizing the inputs used in valuation techniques. The Company determines fair value by using the fair value hierarchy which gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1), a lower priority to observable inputs other than quoted prices in active markets for identical assets and liabilities (Level 2), and the lowest priority to unobservable inputs (Level 3).

The following table summarizes the financial assets and liabilities measured at fair value on a recurring basis at December 31, 2009 and 2008:

	Fair value measurements using			Total
Balances as of December 31, 2009	Level 1	Level 2	Level 3

Municipal bond	$—	$1,500,000	$—	$1,500,000
Bond mutual fund	78,398,077	—	—	78,398,077

	$78,398,077	$1,500,000	$—	$79,898,077

	Fair Value Measurements Using			Total
Balances as of December 31, 2008	Level 1	Level 2	Level 3

Municipal bond	$—	$1,700,000	$—	$1,700,000
Bond mutual fund	72,248,617	—	—	72,248,617

Total	$72,248,617	$1,700,000	$—	$73,948,617

Municipal bonds are valued using inputs such as benchmark yields, reported trades, broker/dealer quotes, and issuer spreads.

Bond mutual funds are valued at the closing price reported on the active market on which the fund is traded.

Note N—Discontinued operations

On January 1, 2009, the Company discontinued operations of Rosellen Marine, which operated a maritime vessel, and put the vessel up for sale. The Company decided to sell this division primarily because it incurred operating losses in prior years. The vessel was sold by the Company in 2010. Rosellen’s sales, reported in discontinued operations, for the years ended December 31, 2009, 2008, and 2007 were $0, $3,764,000, and $3,757,000 respectively. Rosellen’s net loss, reported in discontinued operations, for the years ended December 31, 2009, 2008, and 2007 were $1,909,000, $1,756,000, and $1,269,000 respectively. The balance sheet for 2008 and the

99.1-13

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note N—Discontinued operations (continued)

Statements of Operations for the years ended December 31, 2008 and 2007 have been restated to present the operations of Rosellen Marine as a discontinued operation.

In conjunction with the discontinuance of operations, the Company recognized a loss of $1,001,000 in 2009 to write down the vessel’s carrying amount to its estimated fair value less cost to sell. The assets of the discontinued operations are presented separately under the caption “Assets held for sale” in the accompanying Balance Sheets at December 31, 2009 and 2008, and consist of the following:

	2009	2008

Assets held for sale:
Maritime vessel, net	$600,000	$1,601,000

Note O—Commitments and contingencies

The Company has purchase commitments for capital assets as part of the normal course of business. Commitments made under these obligations are approximately $12,200,000 and $12,450,000 at December 31, 2009 and 2008, respectively.

The Company is subject to various legal actions and the claims that arise in the ordinary course of its business. While these matters are generally contested, the outcome of individual matters is not predictable with assurance. The Company is also partially self insured for workers compensation, auto and general liability claims. Management believes that any liability, in excess of insurance coverages and amounts already provided for, resulting from all lawsuits and claims will not have a material adverse effect on the Company’s financial position or results of operations.

Note P—Subsequent events

In connection with the preparations of the consolidated financial statements the Company evaluated all transactions that occurred after December 31, 2009 through the date the financial statements contained herein were issued, November 17, 2010.

In January 2010, the Company paid a cash dividend $67,598,000.

In January 2010, the Company issued 7,189 shares related to stock-based compensation accrued for in 2009. See note “J” above.

In August 2010, the Company sold the vessel operated by Rosellen Marine discussed in note “N” above. The Company received $325,000 and recognized a loss on the sale of $275,000.

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Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements—(continued)

December 31, 2009, 2008 and 2007

Note P—Subsequent events (continued)

On November 9, 2010, the Company entered into a definitive agreement and plan of merger (the “Merger Agreement) with Darling International, Inc. (“Darling”) whereby the Company will merge with a Darling subsidiary, with Griffin surviving as a wholly-owned subsidiary of the Darling.

The Merger has been approved by the Company’s board of directors and is expected to close in mid December 2010. The completion of the Merger is subject to certain conditions.

In connection with the Merger, the Company recorded acquisition-related expenses of approximately $163,856 in the nine months ended September 30, 2010.

99.1-15